Deloitte
 & Touche LLP
Deloitte &
Touche LLP
                        50 Fremont Street              Telephone:(415)247-4000
                        San Francisco, CA  94105-2230  Facsimile:(415)247-4329


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our reports dated March 2, 1995 and June 9, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended January 28, 1995 and in the Annual Report on Form 11-K of GapShare for the year ended December 31, 1994, respectively.

/s/ Deloitte & Touche LLP

San Francisco, California
January 24, 1995

Deloitte Touche
Tohmatsu
International